UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported October 16, 2007.

Law Enforcement Associates Corporation
(Exact name of registrant as Specified in its charter)

Nevada	0-49907	56-2267438
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

100 Hunter Place, Youngsville, NC 27956
(Address of principal executive offices) (Zip Code)

ISSUER’S TELEPHONE NUMBER: (919) 554-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of assets.

On October 16, 2007, we completed the acquisition of certain assets of Advanced Vehicle Systems, LLC, a Florida Limited Liability Company. (“AVS”). The assets were purchased pursuant to an Asset Purchase Agreement which we entered into with AVS and Barbara Wortley and we purchased all of AVS’ designs, drawings, name and intellectual property rights.  However, as represented by AVS, the assets did not constitute more than 50% of the assets of AVS. The purchase price for the assets acquired was 375,000 shares of our restricted common stock. In addition, to settle other outstanding issues with AVS and Wortley, we issued an additional 25,000 shares of our restricted common stock. A conformed copy of the Asset Agreement is attached hereto as an exhibit.

Item 3.02.	Unregistered Sale of Equity Securities.

As disclosed in Section 2.01 above, in connection with the Asset Purchase Agreement, we issued a total of 400,000 shares of our restricted common stock to Barbara Wortley.

Item 9.01	Financial Statements and Exhibits

d.           Asset Purchase Agreement by and among us, AVS and Barbara Wortley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Law Enforcement Associates Corporation
(Registrant)

Dated: October 17, 2007.	By:	/s/ Paul Feldman
Paul Feldman, President